EXHIBIT 14.1
================================================================================
                                FIRST BANKS, INC.

                 CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER
                           AND FINANCIAL PROFESSIONALS
================================================================================



                                  INTRODUCTION
                                  ------------

The Board of Directors of First Banks, Inc. ("First Banks" or the "Company") has adopted this Code of Ethics (the "Code") to govern the professional conduct of its Principal Executive Officer and Financial Professionals (as such term is hereinafter defined) for the purposes of promoting:

     1. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     2. Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the registrant and that are within the Principal Executive Officer's responsibility;

     3.   Compliance with applicable governmental laws, rules and regulations;

     4. The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

     5.   Accountability for adherence to the code.

This Code applies to the Principal Executive Officer (i.e. the Chief Executive Officer) of First Banks and all Financial Professionals of the Company and First Bank, collectively the "Covered Officers." For purposes of this Code, the term "Financial Professionals" includes the Chief Financial Officer, the Chief Credit Officer, the Chief Investment Officer, the Senior Vice President - Special Projects, the Senior Vice President - Director of Taxes, and all professionals serving in a Corporate Finance, Accounting, Treasury, Tax or Investor Relations role.

First Banks expects its employees to act in accordance with the highest standards of professional and personal integrity in all aspects of their job responsibilities and activities; to comply and assure the Company's compliance with all applicable laws, rules and regulations of the jurisdictions under which the Company operates; to deter wrongdoing; and to conduct themselves in accordance with the employment guidelines described in the First Banks Employee Handbook and other policies and procedures adopted by First Banks that govern the conduct of its employees. Covered Officers are reminded of their obligations under the First Banks Employee Handbook. The obligations under this Code are intended to supplement the First Banks Employee Handbook.

                              CONFLICTS OF INTEREST
                              ---------------------

Each Covered Officer is required to adhere to the highest standards of business ethics and should be highly sensitive to situations that may give rise to actual or apparent conflicts of interest. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of First Banks, or the Covered Officer's service to First Banks. A Covered Officer must not improperly use his or her personal influence or personal relationships to influence corporate decisions or financial reporting whereby the Covered Officer would benefit personally to the detriment of the Company. Covered Officers shall conduct their personal and professional affairs in a manner that avoids both real and apparent conflicts of interest between their interests and the interests of First Banks. In addition, each Covered Officer shall provide prompt and full disclosure to the Director of Risk Management and Audit, in writing, of any material transaction or relationship that may reasonably be expected to give rise to a conflict of interest.

                     EXPECTED STANDARDS OF ETHICAL BEHAVIOR
                     --------------------------------------

Covered Officers are expected to:

     1. Maintain skills appropriate and necessary for the performance of their job responsibilities for the Company.

     2. Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

     3. Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their required duties for the Company.

     4. Consult with other officers and employees (to the extent appropriate within his or her area of responsibility) with a goal of promoting full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the registrant and that are within the Principal Executive Officer's responsibility.

     5. Establish, administer and adhere to appropriate systems and procedures to ensure that transactions are recorded in First Banks' financial records in accordance with accounting principles generally accepted in the United States of America, established Company policy and appropriate regulatory pronouncements and guidelines.

     6. Establish, administer and adhere to financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound and profitable operation of the Company.

     7. Completely disclose all relevant information reasonably expected to be needed by regulatory examiners and internal and external auditors for the full, complete and successful discharge of their duties and responsibilities;

     8. Comply with all applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which First Banks or its subsidiaries is a member.

     9. Promptly report any violations or possible violations of this Code to the Director of Risk Management and Audit or any of the parties of channels listed in the First Banks Employee Handbook. Failure to do so is in itself a violation of this Code.

     10.  Strictly adhere to all aspects of this Code.

                          REPORTING AND ACCOUNTABILITY
                          ----------------------------

Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), each Covered Officer shall affirm in writing to the Director of Risk Management and Audit that he or she has received, read and understands the Code by completing the "Acknowledgement Form" included herein. Thereafter, on an annual basis beginning on December 31, 2004, each Covered Officer shall affirm that he or she has complied with the requirements of the Code by completing the "Annual Certification Form" included herein. The Covered Officers' employment is contingent upon completion of the Acknowledgement Form and the Annual Certification Forms.

The Board of Directors hereby designates the Director of Risk Management and Audit as the "Code Compliance Officer." The Code Compliance Officer (or his/her designee) shall take all action considered appropriate to investigate any actual or potential conflicts of interest or violations of the Code reported to him/her. Any matters the Code Compliance Officer believes is a conflict of interest or violation of the Code will be reported to the Board of Directors of First Banks, which shall determine further appropriate action(s). The Director of Risk Management and Audit shall be responsible for reviewing any requests for waivers from the provisions of this Code and such requests for waivers will be reported to the Board of Directors of First Banks, which shall have sole authority to grant or deny any such waivers. Any violations of this Code, any waivers granted from this Code and any potential conflicts of interest and their resolution shall be reported to the Board of Directors of First Banks at the next regularly scheduled meeting. This provision of the Code and any waivers, including implicit waivers, shall be appropriately disclosed in accordance with applicable SEC rules and regulations.

                                   AMENDMENTS
                                   ----------

The Board of Directors of First Banks must approve and adopt any amendments to this Code.


ADOPTED:  November 1, 2003

                              ACKNOWLEDGEMENT FORM
                              --------------------

I acknowledge that I have received, read and understand the First Banks, Inc. Code of Ethics for Principal Executive Officer and Financial Professionals (the "Code"), dated November 1, 2003, and understand my obligations as a Covered Officer (as such term is defined in the Code) to comply with all aspects of the Code. I also understand my obligations under the Code supplement my obligations under the "First Banks Employee Handbook."

Furthermore, I understand:

     o    that I will be held accountable for my adherence to the Code;

     o that my failure to observe the terms of the Code may result in disciplinary action, up to and including termination of employment;

     o that violations of the Code may also constitute violations of law and may result in civil and criminal penalties for me, my supervisors and/or First Banks;

     o that my agreement to comply with the Code does not constitute a contract for employment.

     o that should I have any questions regarding the appropriate course of action to take in a particular situation, I should immediately contact the Director of Risk Management and Audit; and

     o I may choose to remain anonymous in reporting any violations or possible violations of the Code through the use of "First Banks' Policy for Submission of Concerns Regarding Questionable Accounting or Auditing Matters," which I have received, read and understand.


                                  ---------------------------------------------
                                  Signature of Covered Officer


                                  ---------------------------------------------
                                  Printed Name of Covered Officer


                                  ---------------------------------------------
                                  Title of Covered Officer


                                  ---------------------------------------------
                                  Date

                            ANNUAL CERTIFICATION FORM

I acknowledge that I have received, read and understand the First Banks, Inc. Code of Ethics for Principal Executive Officer and Financial Professionals (the "Code"), dated November 1, 2003, and understand my obligations as a Covered Officer (as such term is defined in the Code) to comply with all aspects of the Code. I also understand my obligations under the Code supplement my obligations under the First Banks Employee Handbook. Furthermore, I understand that my agreement to comply with the Code does not constitute a contract for employment.

I certify that I have fully complied with all aspects of the Code during the calendar year ended December 31, 2007.



                                  ----------------------------------------------
                                  Signature of Covered Officer


                                  ----------------------------------------------
                                  Printed Name of Covered Officer


                                  ----------------------------------------------
                                  Title of Covered Officer


                                  ----------------------------------------------
                                  Date